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                                                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Prime Hospitality Corp.

        As independent public accountants, we hereby consent to the use of our report dated February 2, 1995 covering the Company's consolidated financial statements for the years ended December 31, 1994 and 1993 and the five months ended December 31, 1992 and our report dated March 10, 1993 covering the Company's consolidated financial statements for the one month ended July 31, 1992 and to all references to our firm included in or made a part of this Registration Statement.

                                                ARTHUR ANDERSEN LLP

Roseland, New Jersey
December 20, 1995